UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2022

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector Ste. 450
Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 11, 2022, the Registrant held its 2022 Annual Meeting virtually. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following matters were submitted to a vote of the stockholders:

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2023:

Name	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Withheld	Broker Non-Votes
Kelly H. Barrett	94,417,623	2,750,551	125,448	10,397,041
Glenn G. Cohen	96,423,927	725,717	143,977	10,397,041
Barbara B. Lang	94,490,970	2,659,027	143,625	10,397,041
Frank C. McDowell	93,844,471	3,315,541	133,610	10,397,041
C. Brent Smith	96,497,506	671,103	125,012	10,397,041
Jeffery L. Swope	95,572,079	1,590,700	130,843	10,397,041
Dale H. Taysom	96,834,804	320,616	138,202	10,397,041

The Registrant’s stockholders voted to ratify the appointment of Deloitte and Touche, LLP, as independent registered public accountants for the fiscal year ended December 31, 2022, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
106,815,461	700,701	174,500

The Registrant's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
93,030,301	3,944,014	319,306	10,397,041

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Dated:	May 11, 2022	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President